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                                                                    EXHIBIT 23.2

EEX Corporation
2500 City West Blvd #1400
Houston, TX 77042

        We hereby consent to the filing of the Annual Report on Form 10-K, for the year ended December 31, 1997, for EEX Corporation in accordance with the requirements of the Securities Act of 1933, with the inclusion in such Annual Report of our reserve report incorporated therein, and references to our name in the form and context in which they appear, and the incorporation by reference thereof into the Company's Registration Statements on Form S-8, No. 333-24595 and No. 333-41979.

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.


                                         By: /s/ CLARENCE M. NETHERLAND
                                            -----------------------------
                                             Clarence M. Netherland
                                             Chairman

Houston, Texas
March 17, 1998